Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS THIRD QUARTER FISCAL 2013 RESULTS

San Jose, CA — July 22, 2013.  Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the third fiscal quarter ended June 29, 2013.

Third Quarter Fiscal 2013 Summary

•            Revenue of $1.49 billion

•            GAAP operating margin of 2.4 percent

•            GAAP diluted earnings per share of $0.22

•            Non-GAAP(1) operating margin of 3.3 percent

•            Non-GAAP(1) diluted earnings per share of $0.40

Revenue for the third quarter was $1.49 billion, compared to $1.43 billion in the prior quarter and $1.55 billion for the third quarter of fiscal 2012.

GAAP operating income in the third quarter was $35.7 million or 2.4 percent of revenue, compared to $35.4 million or 2.3 percent of revenue for the third quarter of fiscal 2012.  GAAP net income in the third quarter was $18.7 million, compared to $8.9 million for the third quarter of fiscal 2012.  GAAP diluted earnings per share for the quarter were $0.22, compared to $0.11 in the third quarter of fiscal 2012.

Non-GAAP operating income in the third quarter was $49.7 million or 3.3 percent of revenue, compared to $44.1 million or 2.8 percent of revenue in the third quarter fiscal 2012.  Non-GAAP net income in the third quarter was $34.0 million, compared to $21.9 million in the third quarter of fiscal 2012.  Non-GAAP diluted earnings per share were $0.40, compared to $0.26 in the third quarter of fiscal 2012.

Cash and cash equivalents for the quarter ended June 29, 2013 were $416.4 million.  Cash flow from operations was $66.1 million for the quarter.  Inventory turns were 6.9.  Cash cycle days were 48.3 days.

“I am pleased with our third quarter results.  We continue to benefit from improved efficiencies and favorable business mix. Our outlook for the fourth quarter is modest growth with further improvements in our operating model.  I am excited about our future as we continue to invest in people and technology to create more value for our customers,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.

Fourth Quarter Fiscal 2013 Outlook

The following outlook is for the fourth fiscal quarter ending September 28, 2013.  These statements are forward-looking and actual results may differ materially.

•                  Revenue between $1.475 billion to $1.525 billion

•                  Non-GAAP diluted earnings per share between $0.37 to $0.43

Company Conference Call Information

Sanmina will hold a conference call regarding results for the third quarter fiscal year 2013 on Monday, July 22, 2013 at 5:00 p.m. ET (2:00 p.m. PT).  The access numbers are: domestic 877-273-6760 and international 706-634-6605. The conference will also be broadcast live over the Internet.  You can log on to the live webcast at www.sanmina.com.  Additional information in the form of a slide presentation is available by logging onto Sanmina’s website at www.sanmina.com.  A replay of the conference call will be available for 48-hours.  The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 18731601.

(1)In the commentary set forth above and/or in the financial statements included in this earnings release, we present the following non-GAAP financial measures:  operating income, operating margin, net income and diluted earnings per share.  In computing each of these non-GAAP financial measures, we exclude charges or gains relating to: stock-based compensation expenses, restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets), acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations), impairment charges for goodwill and other assets, amortization expense and other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or which we consider to be of a non-operational nature in the applicable period.  See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release and is also available on the Investor Relations section of our website at www.sanmina.com.  Sanmina provides fourth quarter fiscal 2013 outlook only on a non-GAAP basis due to the inherent uncertainties associated with forecasting the timing and amount of acquisitions, restructuring activities, asset impairments and other unusual and infrequent items.

About Sanmina

Sanmina Corporation is a leading integrated manufacturing solutions provider serving the fastest-growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to OEMs primarily in the communications, defense and aerospace, industrial and semiconductor systems, medical, multimedia, computing and storage, automotive and clean technology sectors. Sanmina has facilities strategically located in key regions throughout the world. More information regarding the company is available at www.sanmina.com.

Sanmina Safe Harbor Statement

Certain statements contained in this press release, including the Company’s outlook for the fourth quarter, constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, including changes to or a deterioration in the markets for the Company’s customers’ products; inability of customers to pay for the Company’s products due to insolvency or otherwise;  dependence on a relatively small number of customers; competition that could result in a reduction of revenues and margins; any failure of the Company’s Components, Products and Services business to meet expectations;  component shortages, which could result in production delays or increases in manufacturing costs;  and the other factors set forth in the Company’s annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Sanmina Contact

Paige Bombino

Director, Investor Relations

408-964-3610

Press Release Financials	SANMINA

2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(In thousands)

(GAAP)

	June 29,	September 29,
	2013	2012
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$416,394	$409,618
Accounts receivable, net	898,625	1,001,543
Inventories	796,759	826,539
Prepaid expenses and other current assets	76,880	88,599
Total current assets	2,188,658	2,326,299

Property, plant and equipment, net	543,884	569,365
Other	246,504	272,122
Total assets	$2,979,046	$3,167,786

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$899,256	$937,737
Accrued liabilities	120,180	104,741
Accrued payroll and related benefits	117,269	117,074
Short-term debt	113,865	59,995
Total current liabilities	1,250,570	1,219,547

Long-term liabilities:
Long-term debt	561,155	837,364
Other	128,141	147,094
Total long-term liabilities	689,296	984,458

Stockholders’ equity	1,039,180	963,781
Total liabilities and stockholders’ equity	$2,979,046	$3,167,786

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(GAAP)

(Unaudited)

	Three Months Ended		Nine Months Ended
	Jun. 29,	Jun. 30,	Jun. 29,	Jun. 30,
	2013	2012	2013	2012

Net sales	$1,489,214	$1,549,302	$4,411,801	$4,514,750
Cost of sales	1,374,963	1,444,050	4,100,318	4,194,125
Gross profit	114,251	105,252	311,483	320,625

Operating expenses:
Selling, general and administrative	62,120	60,965	180,942	183,046
Research and development	6,761	5,587	18,176	15,643
Amortization of intangible assets	474	672	1,422	2,395
Restructuring and integration costs	9,391	3,932	20,263	13,472
Asset impairments	—	—	1,100	2,077
Gain on sales of long-lived assets	(176)	(1,298)	(23,361)	(1,298)
Total operating expenses	78,570	69,858	198,542	215,335

Operating income	35,681	35,394	112,941	105,290

Interest income	391	369	835	1,095
Interest expense	(8,944)	(16,131)	(32,444)	(58,361)
Other expense, net	(38)	(6,835)	(16,437)	(13,194)
Interest and other, net	(8,591)	(22,597)	(48,046)	(70,460)

Income before income taxes	27,090	12,797	64,895	34,830

Provision for income taxes	8,352	3,849	24,345	18,746
Net income	$18,738	$8,948	$40,550	$16,084

Basic income per share	$0.23	$0.11	$0.49	$0.20
Diluted income per share	$0.22	$0.11	$0.48	$0.19

Weighted-average shares used in computing per share amounts:
Basic	83,082	81,519	82,515	81,213
Diluted	85,602	83,566	84,819	83,469

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	Jun. 29,	Jun. 30,	Jun. 29,	Jun. 30,
	2013	2012	2013	2012

GAAP Operating Income	$35,681	$35,394	$112,941	$105,290
GAAP operating margin	2.4%	2.3%	2.6%	2.3%
Adjustments
Stock compensation expense (1)	4,368	4,527	13,376	13,120
Amortization of intangible assets	474	672	1,422	2,499
Distressed customer charges (2)	—	—	5,412	2,794
Restructuring and integration costs	9,391	4,834	20,263	14,374
Gain on sales of long-lived assets	(176)	(1,298)	(23,361)	(1,298)
Asset impairments	—	—	1,100	2,077
Non-GAAP Operating Income	$49,738	$44,129	$131,153	$138,856
Non-GAAP operating margin	3.3%	2.8%	3.0%	3.1%

GAAP Net Income	$18,738	$8,948	$40,550	$16,084

Adjustments:
Operating income adjustments (see above)	14,057	8,735	18,212	33,566
Loss on repurchases of debt (3)	—	4,236	1,401	10,697
Loss on dedesignation of interest rate swap (4)	—	—	14,903	—
Nonrecurring tax items	1,186	(16)	8,439	6,883
Non-GAAP Net Income	$33,981	$21,903	$83,505	$67,230

GAAP Net Income Per Share:
Basic	$0.23	$0.11	$0.49	$0.20
Diluted	$0.22	$0.11	$0.48	$0.19

Non-GAAP Net Income Per Share:
Basic	$0.41	$0.27	$1.01	$0.83
Diluted	$0.40	$0.26	$0.98	$0.81

Weighted-average shares used in computing per share amounts:
Basic	83,082	81,519	82,515	81,213
Diluted	85,602	83,566	84,819	83,469

(1)         Stock compensation expense was as follows:

	Three Months Ended		Nine Months Ended
	Jun. 29,	Jun. 30,	Jun. 29,	Jun. 30,
	2013	2012	2013	2012

Cost of sales	$1,471	$706	$4,102	$2,596
Selling, general and administrative	2,876	3,793	9,175	10,442
Research and development	21	28	99	82
Total	$4,368	$4,527	$13,376	$13,120

(2)         Relates to inventory and bad debt reserves / recoveries associated with distressed customers.

(3)         Represents a loss, including write-off of unamortized debt issuance costs, on debt redeemed or repurchased prior to maturity.

(4)         Represents a non-cash loss resulting from dedesignation of an interest rate swap.

Schedule I

The commentary and financial information above includes non-GAAP measures of operating income, operating margin, net income and earnings per share.  Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other infrequent items, to the extent material or which we consider to be of a non-operational nature in the applicable period, and as more fully described below.

Management excludes these items principally because such charges are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of the ongoing, core business. The material limitations to management’s approach include the fact that the charges and expenses excluded are nonetheless charges required to be recognized under GAAP. Management compensates for these limitations primarily by using GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results back to GAAP in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of stock options and unvested restricted stock units granted to employees, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of stock options in each quarter. In addition, given the fact that competitors grant different amounts and types of equity award and may use different option valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Items, which consist of other infrequent or unusual items (including charges associated with distressed customers, litigation settlements, gains and losses on sales of assets and redemptions of debt, discrete tax events and deferred tax changes), to the extent material or non-operational in nature, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing core operations. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.